Report of Independent Registered
Public Accounting Firm


To the Board of Trustees
and Shareholders of Russell Investment
Company:

In planning and performing our
audit of the financial statements of
Russell Investment Company (the Funds)
as of and for the year ended October
31, 2008, in accordance with the
standards of the Public Company
Accounting Oversight Board
(United States), we considered the
Funds internal control over financial
reporting, including controls over
safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinion on
the financial statements and to comply
with the requirements of Form N-SAR,
but not for the purpose of expressing
an opinion on the effectiveness of the
Funds internal control over financial
reporting.  Accordingly, we do not
express an opinion on the effectiveness
of the Funds internal control over
financial reporting.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting. In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
The Funds internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability
of financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles.  The Funds internal control
over financial reporting includes those
policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Funds;(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Funds are being made only in accordance with the authorizations of management and trustees of the Funds; and (3) provide reasonable assurance regarding the prevention of timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency, or
combination of control deficiencies,in
internal control over financial reporting such that there is a reasonable possiblility that a material misstatement of the Funds annual or interim financial statments will not be prevented or dectected on a timely basis.


Our consideration of the Funds
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control over
financial reporting that might be
material
weaknesses under standards established
by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in
the Funds internal control over
financial reporting and its operation,
including controls over safeguarding
securities that we consider to be
material weaknesses as defined above
as of October 31, 2008.

This report is intended solely for the
information and use of management and
the Board of Trustees of Russell
Investment Company and the Securities
and Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.

PricewaterhouseCoopers LLP (signed)

Seattle, Washington
December 23, 2008